Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
AMERISTAR CASINOS, INC.
ARTICLE I
STOCKHOLDER MEETINGS
     Section 1.01 Annual Meetings. An annual meeting of the stockholders of the corporation shall be held at 3:00 o’clock in the afternoon on the second Monday of March in each year, commencing in 1994, but if such date is a legal holiday, then on the next succeeding business day, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect, by a plurality of the votes, members of the Board of Directors, and transact such other business as may properly be brought before the meeting. If the election of the Directors is not held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the president shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.
     Section 1.02 Special Meetings.
          (a) Except as otherwise required by law and subject to the rights of the holders of Preferred Stock, special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, the Chairman of the Board, Chief Executive Officer, or President. Each special meeting shall be held at such date, time and place either within or without the State of Nevada as shall be designated by the Board of Directors or other person calling the meeting at least ten days prior to such meeting.
          (b) Subject to Section 1.12, no business shall be acted upon at a special meeting except as set forth in the notice calling the meeting, unless one of the conditions for the holding of a meeting without notice set forth in Section 1.05 shall be satisfied, in which case any business may be transacted and the meeting shall be valid for all purposes.
     Section 1.03 Place of Meetings. Any meeting of the stockholders of the corporation may be held at its registered office in the State of Nevada or at such other place in or out of the United States as the Board of Directors or other person calling the meeting may designate. A waiver of notice signed by stockholders entitled to vote may designate any place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal executive office of the corporation in the state of Nevada.

     Section 1.04 Notice of Meetings.
          (a) The president, a vice president, the secretary, an assistant secretary or any other individual designated by the Board of Directors shall sign and deliver written notice of any meeting at least ten (10) days, but not more than sixty (60) days, before the date of such meeting. The notice shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called.
          (b) In the case of an annual meeting, subject to Sections 1.12 and 2.04, any proper business may be presented for action, except that action on any of the following items shall be taken only if the general nature of the proposal is stated in the notice:
(1)	Action with respect to any contract or transaction between the corporation and one or more of its Directors or officers or between the corporation and any corporation, firm or association in which one or more of the corporation’s Directors or officers is a Director or officer or is financially interested;

(2)	Adoption of amendments to the Articles of Incorporation; or

(3)	Action with respect to a merger, share exchange, reorganization, partial or complete liquidation, or dissolution of the corporation.
          (c) A copy of the notice shall be personally delivered or mailed postage prepaid to each stockholder of record entitled to vote at the meeting at the address appearing on the records of the corporation, and the notice shall be deemed delivered the date the same is deposited in the United States mail for transmission to such stockholder. If the address of any stockholder does not appear upon the records of the corporation, it will be sufficient to address any notice to such stockholder at the registered office of the corporation.
          (d) The written certificate of the individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached, the date the notice was mailed or personally delivered to the stockholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice.
          (e) Any stockholder may waive notice of any meeting by a signed writing, either before or after the meeting.
     Section 1.05 Meeting Without Notice.
          (a) Whenever all persons entitled to vote at any meeting consent, either by:
(1)	A writing on the records of the meeting or filed with the secretary; or

(2)	Presence at such meeting and oral consent entered on the minutes; or

(3)	Taking part in the deliberations at such meeting without objection;
The doings of such meeting shall be as valid as if had at a meeting regularly called and noticed.
          (b) At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.
          (c) If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting.
          (d) Such consent or approval may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.
     Section 1.06 Determination of Stockholders of Record.
          (a) For the purpose of determining the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.
          (b) If no record date is fixed, the record date for determining stockholders: (i) entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) entitled to express consent to corporate action in writing without a meeting shall be the day on which the first written consent is expressed; and (iii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 1.07 Quorum; Adjourned Meetings.
          (a) Unless the Articles of Incorporation provide for a different proportion, stockholders holding at least a majority of the voting power of the corporation’s stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, at least a majority of the voting power within each such class is necessary to constitute a quorum of each such class.
          (b) If a quorum is not represented, a majority of the voting power so represented may adjourn the meeting from time to time until holders of the voting power required to constitute a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called. When a stockholder’s meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum of the voting power.
     Section 1.08 Voting.
          (a) Unless otherwise provided in the Articles of Incorporation, or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, each stockholder of record, or such stockholder’s duly authorized proxy or attorney-in-fact, shall be entitled to one (1) vote for each share of voting stock standing registered in such stockholder’s name on the record date.
          (b) Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual on the record date (included pledged shares) shall be cast only by that individual or such individual’s duly authorized proxy, attorney-in-fact, or voting trustee(s) pursuant to a voting trust. With respect to shares held by a representative of the estate of a deceased stockholder, guardian, conservator, custodian or trustee, votes may be cast by such holder upon proof of capacity, even though the shares do not stand in the name of such holder. In the case of shares under the control of a receiver, the receiver may cast votes carried by such shares even though the shares do not stand in the name of the receiver; provided, that the order of the court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares. If shares stand in the name of a minor, votes may be cast only by the duly appointed guardian of the estate of such minor if such guardian has provided the corporation with written proof of such appointment.
          (c) With respect to shares standing in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the Board of Directors of such other corporation or by such individual (including the officer making the authorization) authorized in writing to do so by the chairman of the Board of Directors, president or any vice-president of such corporation and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder upon presentation to the corporation of satisfactory evidence of his authority to do so.
          (d) Notwithstanding anything to the contrary herein contained, no votes may be cast for shares owned by this corporation or its subsidiaries, if any. If shares are held by this corporation or its subsidiaries, if any, in a fiduciary capacity, no votes shall be cast with respect thereto on any matter except to the extent that the beneficial owner thereof possesses and exercises either a right to vote or to give the corporation holding the same binding instructions on how to vote.

          (e) Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of Directors. If such holder entitled to vote fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.
          (f) With respect to shares standing in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:
(1)	If only one person votes, the vote of such person binds all.

(2)	If more than one person casts votes, the act of the majority so voting binds all.

(3)	If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.
          (g) If a quorum is present, unless the laws of the State of Nevada, the Articles of Incorporation or these Bylaws provide for a different proportion, the affirmative vote of holders of at least a majority of the voting power represented at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless voting by classes is required for any action of the stockholders by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, in which case the affirmative vote of holders of at least a majority of the voting power of each such class shall be required.
          (h) If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the secretary of the corporation. The judges need not be stockholders of the corporation, and any officer of the corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.
     Section 1.09 Proxies. At any meeting of stockholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to act as a proxy or proxies. No proxy is valid after the expiration of six (6) months from the date of its creation, unless it is coupled with an interest or unless otherwise specified in the proxy. In no event shall the term of a proxy exceed seven (7) years from the date of its creation. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Nevada.
     Section 1.10 Order of Business. At the annual stockholder’s meeting, the regular order of business shall be as follows:
1.	Determination of stockholders present and existence of quorum, in person or by proxy;

2.	Reading and approval of the minutes of the previous meeting or meetings;

3.	Reports of the Board of Directors, and, if any, the president, treasurer and secretary of the corporation;

4.	Reports of committees;

5.	Election of Directors;

6.	Unfinished business;

7.	New business;

8.	Adjournment.
     Section 1.11 Absentees’ Consent to Meetings. Transactions of any meeting of the stockholders are as valid as though had at a meeting duly held after regular call and notice if a quorum is represented, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not represented in person or by proxy (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened or expressly object at the meeting to the consideration of matters not included in the notice which are legally required to be included therein), signs a written waiver of notice and/or consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records and made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not properly included in the notice if such objection is expressly made at the time any such matters are presented at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice or consent, except as otherwise provided in Section 1.04(a) and (b) or Section 1.12 (if applicable) of these Bylaws.
     Section 1.12 Business To Be Conducted At Meeting. Business shall be transacted at the annual meeting only if it is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a stockholder of record entitled to vote at such meeting who gives advance notice as hereafter provided.
     Any such stockholder may bring such business before the meeting only if written notice of such stockholder’s intent to do so is transmitted to, and received by, the Secretary of the corporation at the principal place of business of the corporation not later than 75 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the Secretary by the later of the 75th day prior to the forthcoming meeting date and the close of business on the 30th day following the date on which the corporation makes public disclosure of the meeting date). Each notice given by such stockholder shall set forth: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address of the stockholder who intends to propose such business; (iii) a representation that the stockholder is a holder of record, setting forth the shares so held, and intends to appear in person or by proxy as a holder of record at the meeting to propose such business; and (iv) any material interest of the stockholder in such business.
     If the facts show that business was not properly brought before the meeting in accordance with the foregoing provisions, the chairman of the meeting shall so determine and declare to the meeting, whereupon such business shall not be transacted.
     For purposes of this Section 1.12, public disclosure of the date of a forthcoming meeting may be made by the corporation not only by giving formal notice of the meeting but also by notice to a national securities exchange or to the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) (if the corporation’s common stock is then listed on such exchange or quoted on NASDAQ), by filing a report under Section 13 or 15(d) of the Securities Exchange Act of 1934 (if the corporation is then subject thereto), by a mailing to stockholders or by a general press release.
ARTICLE II
DIRECTORS
     Section 2.01 Number, Tenure, and Qualifications. Except as otherwise fixed by resolution of the Board of Directors pursuant to the articles of incorporation relating to the authorization of the Board of Directors to provide by resolution for the issuance of Preferred Stock and to determine the rights of the holders of such Preferred Stock to elect Directors, the authorized number of Directors which shall constitute the whole board shall be not less than three (3) nor more than fifteen (15) subject to the foregoing limitations, the exact authorized number of the Directors shall be fixed (and increased or decreased) from time to time by resolution of the Board of Directors. A Director need not be a stockholder of the corporation.
     Section 2.02 Classification and Elections. Commencing with the annual meeting of stockholders in 1994, the Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible as the then total number of Directors constituting the entire board permits, pursuant to the provisions of the corporation’s Articles of Incorporation and Section 2.01 hereof. The respective classes of

Directors shall be elected to terms of one, two and three years. At each subsequent annual meeting of stockholders the successors to the class of Directors whose term expires at that meeting shall be elected, by a plurality of the votes cast, to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified. Any Director may resign at any time upon notice to the corporation. Directors need not be stockholders.
     Section 2.03 Nomination of Directors.
     1. Except as otherwise fixed by resolution of the Board of Directors pursuant to the Articles of Incorporation relating to the authorization of the Board of Directors to provide by resolution for the issuance of Preferred Stock and to determine the rights of the holders of such Preferred Stock to elect Directors, nominations for the election of Directors may be made by the Board of Directors, by a committee appointed by the Board of Directors, or by any stockholder of record at the time of giving of notice provided for herein. However, any stockholder entitled to vote in the election of Directors as provided herein may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to or mailed and received by the secretary of the corporation not later than, (a) with respect to an election to be held at an annual meeting of stockholders, seventy-five (75) days prior to the anniversary date of the immediately preceding annual meeting, provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, and (b) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to the stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the class and number of shares of the corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; (d) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the corporation which are beneficially owned by such person; (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (f) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had such nominee been nominated, or intended to be nominated, by the Board of Directors; and (g) the written consent of each nominee to serve as a Director of the corporation if so elected. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the secretary of the corporation, that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. Public disclosure of the date of a forthcoming meeting may be made by the corporation in the same fashion prescribed in Section 1.12.
     2. No person shall be eligible to serve as a Director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.04. The presiding officer at the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 2.04, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
     Notwithstanding the foregoing provisions hereof, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth herein.
     Section 2.04 Vacancies; Newly Created Directorships. Except as otherwise fixed by resolution of the Board of Directors pursuant to the Articles of Incorporation relating to the authorization of the Board of Directors to provide by resolution for the issuance of Preferred Stock and to determine the rights of the holders of such Preferred Stock to elect Directors, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, and newly created Directorships resulting from any increase in the authorized number of Directors, may be filled only by a majority vote of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Director(s) so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of the class to which they have been elected expires, unless sooner displaced. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Directors.
     Section 2.05 Removal of Directors. Subject to any rights of the holders of Preferred Stock, any Director may be removed from office by the affirmative vote of the holders of at least two-thirds (2/3rds) of the voting power of all shares of the corporation entitled to vote generally in the election of Directors (voting as a single class).
     Section 2.06 Annual and Regular Meetings. Immediately following the adjournment of, and at the same place as, the annual or any special meeting of the stockholders at which Directors are elected other than pursuant to Section 2.05 of this Article, the Board of Directors, including Directors newly elected, shall hold its annual meeting without notice, other than this provision, to elect officers and to transact such further business as may be necessary or appropriate. The Board of Directors may provide by resolution the place, date, and hour for holding regular meetings between annual meetings.
     Section 2.07 Special Meetings. Except as otherwise required by law, and subject to the rights, if any, of the holders of Preferred Stock, special meetings of the Board of Directors may be called by the chairman, or if there be no chairman, by the president or secretary and shall be called by the chairman, the president or the secretary upon the request of any two (2) Directors. If the chairman, or if there be no chairman both the president and secretary, refuses or neglects to call such special meeting, a special meeting may be called by notice signed by any two (2) Directors.

     Section 2.08 Place of Meetings. Any regular or special meeting of the Directors of the corporation may be held at such place as the Board of Directors may designate (or in the absence of such designation, as the notice calling such meeting may designate). A waiver of notice signed by Directors may designate any place for the holding of such meeting.
     Section 2.09 Notice of Meetings. Except as otherwise provided in Section 2.07, there shall be delivered to all Directors, at least forty-eight (48) hours before the time of such meeting, a copy of a written notice of any meeting by delivery of such notice personally, by mailing such notice postage prepaid, by telegram, or by facsimile transmission. Such notice shall be addressed in the manner provided for notice to stockholders in Section 1.04(c). If mailed, the notice shall be deemed delivered on the date the same is deposited in the United States mail, postage prepaid. Any Director may waive notice of any meeting, and the attendance of a Director at a meeting and oral consent entered on the minutes of the meeting or taking part in deliberations of the meeting without objection shall constitute a waiver of notice of such meeting. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting is not properly called or convened shall not constitute presence nor a waiver of notice for purposes hereof. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
     Section 2.10 Quorum; Adjourned Meetings.
          (a) A majority of the Directors in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business.
          (b) At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.
     Section 2.11 Board of Directors’ Decisions. The affirmative vote of a majority of the Directors present at a meeting at which a quorum is present is the act of the Board of Directors. Voting by proxy shall not be permitted.
     Section 2.12 Telephonic Meetings. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a telephone conference or similar method of communication by which all persons participating in such meeting can hear each other. Participation in a meeting pursuant to this Section 2.13 constitutes presence in person at the meeting.
     Section 2.13 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors or the committee. The written consent may be signed in counterparts and must be filed with the minutes of the proceedings of the Board of Directors or committee.

     Section 2.14 Powers and Duties.
          (a) Except as otherwise restricted in the laws of the State of Nevada or the Articles of Incorporation, the Board of Directors has full control over the affairs of the corporation. The Board of Directors may delegate any of its authority to manage, control or conduct the business of the corporation to any standing or special committee, as more fully set forth in Subsection (d) below, or to any officer or agent and to appoint any persons to be agents of the corporation with such powers, including the power to subdelegate, and upon such terms as may be deemed fit.
          (b) The Board of Directors may present to the stockholders at annual meetings of the stockholders, and when called for by a majority vote of the stockholders at an annual meeting or, subject to Section 1.12, a special meeting of the stockholders shall so present, a full and clear report of the condition of the corporation.
          (c) The Board of Directors, in its discretion, or the officer of the corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot, may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any special meeting properly called for the purpose of considering any such contract or act, provided a quorum is present.
          (d) The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation. The board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Subject to applicable law and to the extent provided in the resolution of the Board of Directors, any such committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the board when required.
     Section 2.15 Compensation. The Directors shall be paid their expenses of attendance at each meeting of the Board of Directors and any applicable committee and may be paid a fixed fee for attendance at each meeting of the Board of Directors and any applicable committee or a stated salary as Director and member of an applicable committee. Directors may also be provided stock-based compensations or incentives from time to time as determined by the Board of Directors and approved by the stockholders. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.
     Section 2.16 Order of Business. The order of business at any meeting of the Board of Directors shall be as follows:

1.	Determination of members present and existence of quorum;

2.	Reading and approval of the minutes of any previous meeting or meetings;

3.	Reports of officers and committeemen;

4.	Election of officers (annual meeting);

5.	Unfinished business;

6.	New business;

7.	Adjournment.
     Section 2.17 Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent or abstention to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent or abstention by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.
ARTICLE III
OFFICERS
     Section 3.01 Election. The Board of Directors, at its annual meeting, shall elect a president, a secretary and a treasurer to hold office for a term of one (1) year or until their successors are chosen and qualify. Any individual may hold two or more offices. The Board of Directors may, from time to time, by resolution, elect one or more other officers, and appoint agents of the corporation, prescribe their duties and fix their compensation.
     Section 3.02 Removal; Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by it with or without cause. Any officer may resign at any time upon written notice to the corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the corporation and such officer or agent.
     Section 3.03 Vacancies. Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.
     Section 3.04 Officer Positions.
          (a) Chairman of the Board. The Board of Directors shall elect a chairman of the board, who shall be a member of the Board of Directors and, unless otherwise specified by a resolution of the Board of Directors, shall be deemed to be an officer of the corporation. The chairman of the board shall preside at all meetings of the Board of Directors and of the stockholders. In addition, the chairman of the board shall have such powers and perform such other duties as from time to time may be prescribed by the Board of Directors.
          (b) Vice Chairman of the Board. The Board of Directors may elect a vice chairman of the board who shall be a member of the Board of Directors and, unless otherwise specified by a resolution of the Board of Directors, shall be deemed to be an officer of the corporation. The vice chairman of the board shall be vested with all the powers and perform all the duties of the chairman of the board whenever the chairman of the board is absent or unable to act, including presiding at any meeting of the Board of Directors or of the stockholders to the extent the chairman of the board is not able to do so. In addition, the vice chairman of the board shall have such powers and perform such other duties as shall be prescribed by the Board of Directors.
          (c) Chief Executive Officer. The Board of Directors may elect a chief executive officer. The chief executive officer, if one is elected, shall exercise such duties as customarily pertain to the office of chief executive officer, subject to the supervision and control of the Board of Directors, and shall direct the corporate affairs, with full power to execute all resolutions and orders of the Board of Directors not expressly delegated to some other officer or agent of the Corporation. If both the chairman of the board and the vice chairman of the board elect not to preside or are absent, the chief executive officer shall preside at meetings of the stockholders and Board of Directors and perform such other duties as shall be prescribed by the Board of Directors. The chief executive officer shall have full power and authority on behalf of the corporation to attend and to act and to vote, or designate such other officer or agent of the corporation to attend and to act and to vote, at any meetings of the stockholders of any corporation in which the corporation may hold stock and, at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock. The Board of Directors, by resolution from time to time, may confer like powers on any person or persons in place of the chief executive officer to exercise such powers for these purposes.
          (d) President. Unless otherwise specified by a resolution of the Board of Directors, the president shall be the chief operating officer of the corporation, subject to the supervision and control of the chief executive officer. The president shall be vested with all the powers and perform all the duties of the chief executive officer whenever the chief executive officer is absent or unable to act or if no chief executive officer has been elected. In addition, the president shall have such powers and perform such other duties as shall be prescribed by the Board of Directors or the chief executive officer.
          (e) Vice Presidents. The Board of Directors may elect one or more vice presidents who shall be vested with all the powers and perform all the duties of the president whenever the president is absent or unable to act and such other duties as shall be prescribed by the Board of Directors or the president.
          (f) Secretary. The secretary shall keep, or cause to be kept, the minutes of proceedings of the stockholders and the Board of Directors in books provided for that purpose. The secretary shall attend to the giving and service of all notices of the corporation, may sign with the president in the name of the corporation all contracts in which the corporation is authorized to enter, shall have the custody or designate control of the corporate seal, shall affix the corporate seal to all certificates of stock duly issued by the corporation, shall have charge or designate control of stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or appropriate committee may direct, and shall, in general, perform all duties incident to the office of the secretary.
          (g) Assistant Secretaries. The Board of Directors may appoint one or more assistant secretaries who shall have such powers and perform such duties as may be prescribed by the Board of Directors or the secretary.
          (h) Treasurer. The treasurer shall be the chief financial officer of the corporation, subject to the supervision and control of the Board of Directors, and shall have custody of all the funds and securities of the corporation. When necessary or proper, the treasurer shall endorse on behalf of the corporation for collection checks, notes, and other obligations, and shall deposit all monies to the credit of the corporation in such bank or banks or other depository as the Board of Directors may designate, and shall sign all receipts and vouchers for payments made by the corporation. Unless otherwise specified by the Board of Directors, the treasurer may sign with the president all bills of exchange and promissory notes of the corporation, shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the corporation as the Board of Directors shall designate, and shall sign all papers required by law, by these Bylaws, or by the Board of Directors to be signed by the treasurer. The treasurer shall enter, or cause to be entered, regularly in the financial records of the corporation, to be kept for that purpose, full and accurate accounts of all monies received and paid on account of the corporation and, whenever required by the Board of Directors, the treasurer shall render a statement of any or all accounts. The treasurer shall at all reasonable times exhibit the books of account to any Director of the corporation and shall perform all acts incident to the position of treasurer subject to the control of the Board of Directors.
          The treasurer shall, if required by the Board of Directors, give bond to the corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of treasurer and for restoration to the corporation, in the event of the treasurer’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the treasurer’s custody or control and belonging to the corporation. The expense of such bond shall be borne by the corporation.
          (i) Assistant Treasurers. The Board of Directors may appoint one or more assistant treasurers who shall have such powers and perform such duties as may be prescribed by the Board of Directors or the treasurer. The Board of Directors may require an assistant treasurer to give a bond to the corporation in such sum and with such security as it may approve, for the faithful performance of the duties of assistant treasurer, and for restoration to the corporation, in the event of the assistant treasurer’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the assistant treasurer’s custody or control and belonging to the corporation. The expense of such bond shall be borne by the corporation.

ARTICLE IV
CAPITAL STOCK
     Section 4.01 Issuance. Shares of the corporation’s authorized stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles of Incorporation or any contracts or agreements to which the corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration, as shall be prescribed by the Board of Directors.
     Section 4.02 Certificates; Direct Registration System Eligibility.
          (a) Certificates. Ownership in the corporation may be, but shall not be required to be, evidenced by certificates for shares of stock. Any certificates issued by the corporation shall be in such form as shall be prescribed by the Board of Directors and shall be manually signed by or in the name of the corporation by the president or a vice-president and also by the secretary or an assistant secretary (or by any other two officers authorized by the Board of Directors); provided, however, whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk and by a registrar (other than the corporation), then a facsimile of the signatures of said officers may be printed or lithographed upon the certificate in lieu of the actual signatures. If the corporation uses facsimile signatures of its officers on its stock certificates, it shall not act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns any stock certificates in both capacities. Each certificate shall contain the name of the record holder, the number, designation, if any, and class or series of shares represented, a statement or summary of any applicable rights, preferences, privileges or restrictions thereon, and a statement, if applicable, that the shares are assessable. Each certificate shall be numbered. The name and address of the person to whom the shares are issued, the number of shares issued, the date of issue and, if provided by the stockholder, the federal tax identification number of the stockholder, shall be entered in the stock transfer records of the corporation.
          (b) Direct Registration System Eligibility. Notwithstanding anything to the contrary in these Bylaws, at all times that the corporation’s stock is listed on a stock exchange, such shares shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the corporation’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the corporation’s stock shall be entered on the books of the corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares are issued or transferred, the number of such shares, and the date of such issue or transfer. Such books and information shall be maintained in a manner consistent with the requirements of the corporation’s direct registration system facility.
     Section 4.03 Surrendered, Lost or Destroyed Certificates. All certificates surrendered to the corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount not less than twice the current market value of the stock, and upon such terms as the treasurer or the Board of Directors shall require which shall indemnify the corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.
     Section 4.04 Replacement Certificate. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the corporation with another corporation or the reorganization of the corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.
     Section 4.05 Transfer of Shares. No transfer of stock shall be valid as against the corporation except (a) on surrender and cancellation of the certificates therefor accompanied by an assignment or transfer by the registered owner made either in person or under assignment, or (b) by book-entry in accordance with the policies and procedures of the corporation’s direct registration system facility. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the corporation.
     Section 4.06 Transfer Agent; Registrars. The Board of Directors may appoint one or more transfer agents, transfer clerks and registrars of transfer, which transfer agents, transfer clerks and registrars of transfer shall be eligible to act as such under the direct registration system facility requirements established by the corporation’s stock exchange. The Board of Directors may require all certificates for shares of stock to bear the signature of any such transfer agent, transfer clerk and/or registrar of transfer.
     Section 4.07 Stock Transfer Records. The stock transfer records shall be closed for a period of at least ten (10) days prior to all meetings of the stockholders and shall be closed for the payment of distributions as provided in Article V hereof and during such periods as, from time to time, may be fixed by the Board of Directors, and, during such periods, no stock shall be transferable for purposes of Article V and no voting rights shall be deemed transferred during such periods. Subject to the forgoing limitations, nothing contained herein shall cause transfers during such periods to be void or voidable.
     Section 4.08 Miscellaneous. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the corporation’s stock.

ARTICLE V
DISTRIBUTIONS
     Distributions may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors at any regular or special meeting and may be paid in cash, property, shares of corporate stock, or any other medium. The Board of Directors may fix in advance a record date, as provided in Section 1.06, prior to the distribution for the purpose of determining stockholders entitled to receive any distribution. The Board of Directors may close the stock transfer books for such purpose for a period of not more than ten (10) days prior to the date of such distribution.
ARTICLE VI
RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS
     Section 6.01 Records. All original records of the corporation shall be kept by or under the direction of the secretary or at such places as may be prescribed by the Board of Directors.
     Section 6.02 Directors’ and Officers’ Right of Inspection. Every Director and officer shall have the absolute right at any reasonable time for a purpose reasonably related to the exercise of such individual’s duties to inspect and copy all of the corporation’s books, records, and documents of every kind and to inspect the physical properties of the corporation and/or its subsidiary corporations. Such inspection may be made in person or by agent or attorney.
     Section 6.03 Corporate Seal. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the corporation shall have the authority to affix the seal to any document requiring it.
     Section 6.04 Fiscal Year-End. The fiscal year-end of the corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.
     Section 6.05 Reserves. The Board of Directors may create, by resolution, such reserves as the Directors may, from time to time, in their discretion, think proper to provide for contingencies, or to equalize distributions or to repair or maintain any property of the corporation, or for such other purpose as the Board of Directors may deem beneficial to the corporation, and the Directors may modify or abolish any such reserves in the manner in which they were created.
ARTICLE VII
INDEMNIFICATION
     Section 7.01 Indemnification and Insurance.
          (a) Indemnification of Directors and Officers.
               (i) For purposes of this Article, (A) “Indemnitee” shall mean each Director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a Director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a Director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise; and (B) “Proceeding” shall mean any threatened, pending, or completed action, or suit (including without limitation an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative, or investigative.
               (ii) Each Indemnitee shall be indemnified and held harmless by the corporation for all actions taken by him or her and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Nevada law, against all expense, liability and loss (including without limitation attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding.
               (iii) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a Director or officer and shall inure to the benefit of his or her heirs, executors and administrators.
               (iv) Expenses of officers and Directors incurred in defending a Proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Notwithstanding the foregoing, the provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than Directors or officers may be entitled under any contract or otherwise by law.
          (b) Indemnification of Employees and Other Persons. The corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.
          (c) Non-Exclusivity of Rights. The rights to indemnification provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the corporation’s Articles of Incorporation or Bylaws, agreement, vote of stockholders or Directors, or otherwise.
          (d) Insurance. The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a Director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.
          (e) Other Financial Arrangements. The other financial arrangements which may be made by the corporation may include the following (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.
          (f) Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the corporation. In the absence of fraud:
               (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and
               (ii) the insurance or other financial arrangement:
                    (A) is not void or voidable; and
                    (B) does not subject any Director approving it to personal liability for his action, even if a Director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.
     Section 7.02 Amendment. The provisions of this Article relating to indemnification, shall constitute a contract between the corporation and each of its Directors and officers which may be modified as to any Director or officer only with that person’s consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any Director or officer shall apply to such Director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the Directors of the corporation then serving, or (b) by the stockholders as set forth in Article VIII hereof; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

     Section 7.03 Changes in Nevada Law. References in this Article to Nevada law or to any provision thereof shall be to such law as it existed on the date this Article was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of Directors or officers or limits the indemnification rights or the rights to advancement of expenses which the corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in the corporation’s Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (b) if such change permits the corporation, without the requirement of any further action by stockholders or Directors, to limit further the liability of Directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.
ARTICLE VIII
AMENDMENT OR REPEAL
     Except as otherwise provided in the Articles of Incorporation and herein, these bylaws, or any of them, may be altered, amended or repealed, and new bylaws may be made, (i) by the board of directors, by vote of a majority of the Directors then in office, acting at any meeting of the board of directors or by written consent, or (ii) by the stockholders, by affirmative vote of at least 80% of the combined voting power of all then outstanding shares of capital stock entitled to vote generally in the election of Directors, at any annual or special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of such meeting. Any bylaws made or altered by the stockholders may be altered or repealed by either the board of directors or the stockholders. Notwithstanding the foregoing two sentences, the board of directors shall not be authorized to alter, amend or repeal Sections 1.12, 2.02 and 2.03 of these bylaws.
ARTICLE IX
FOREIGN OWNERSHIP OF COMMON STOCK
     At any time that the corporation is subject to the Merchant Marine Act of 1936, this Article IX shall apply.
     Section 9.01 Definitions. For purposes of this Article IX, the following terms shall have the meanings specified below.
     A Person shall be deemed to be the “beneficial owner” of, or to “beneficially own” shares of common stock to the extent that such Person would be deemed to be the beneficial owner thereof pursuant to Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such rule may be amended from time to time.
     “Citizen” shall mean “citizen of the United States” as such terms are used in the Shipping Act of 1916, as amended from time to time, including Section 2 thereof, 46 U.S.C. Section 802, and the Merchant Marine Act of 1936, as amended from time to time.

     “Non-Citizens” shall mean any Person other than a Citizen.
     “Permitted Percentage” shall mean 24.9% of the shares of common stock from time to time issued and outstanding.
     “Person” shall mean an individual, partnership, corporation, trust or other entity.
     Section 9.02 General. It is the policy of the corporation that Non-Citizens should beneficially own, individually or in the aggregate, no more than the Permitted Percentage of the common stock. If at any time Non-Citizens, individually or on the aggregate, become the beneficial owners of more than the Permitted Percentage of the common stock, then the corporation shall have the power to take the actions prescribed in Sections 9.03, 9.04, 9.05 and 9.06 of this Article IX. The provisions of this Article IX are intended to assure that the corporation remains in continuous compliance with the citizenship requirements of the Merchant Marine Act of 1936, as amended, the Shipping Act of 1916, as amended (collectively, the “Maritime Laws”) and the regulations promulgated thereunder. Any amendments to the Maritime Laws of the regulations relating to the citizenship of vessel owners are deemed to be incorporated herein by reference.
     To the extent necessary to enable the corporation to submit any proof of citizenship required by law or by contract with the United States government (or any agency thereof), the corporation may require the record holders and the beneficial owners of common stock to confirm their citizenship status from time to time, and dividends payable with respect to stock held by such record holder or owned by such beneficial owner may, in the discretion of the Board of Directors, be withheld until confirmation of such citizenship status is received; and the stock transfer records of the corporation shall be maintained in such manner as to enable the percentage of common stock that is beneficially owned by Non-Citizens and by Citizens to be confirmed. The Board of Directors is authorized to take such other ministerial actions or make such interpretations as it may deem necessary or advisable in order to implement the policy set forth in this Section 9.02.
     Section 9.03 Restriction of Transfer. Any transfer, or attempted transfer, of any shares of common stock, the effect of which would be to cause one or more Non-Citizens to beneficially own common stock in excess of the Permitted Percentage, shall be ineffective as against the corporation, and neither the corporation nor its transfer agent shall register such transfer or purported transfer on the stock transfer records of the corporation and neither the corporation nor its transfer agent shall be required to recognize the transferee or purported transferee thereof as a stockholder of the corporation for any purpose whatsoever except to the extent necessary to effect any remedy available to the corporation under this Article IX. A citizenship certificate may be required from all transferees (and from any recipient upon original issuance) of common stock of the corporation and, if such transferee (or recipient) is acting as a fiduciary or nominee for a beneficial owner, such beneficial owner, and registration of transfer (or original issuance) shall be denied upon refusal to furnish such certificate.
     Section 9.04 No Voting Rights; Temporary Withholding of Dividends and Other Distributions. If on any date (including any record date) the number of shares of common stock that is beneficially owned by Non-Citizens is in excess of the Permitted Percentage (such shares herein referred to as the “Excess Shares”), the corporation shall determine those shares beneficially owned by Non-Citizens that constitute such Excess Shares. The determination of those shares that constitute Excess Shares shall be made by reference to the date or dates such shares were acquired by Non-Citizens, starting with the most recent acquisition of shares of common stock by a Non-Citizen and including, in reverse chronological order of acquisition, all other acquisitions of shares of common stock by Non-Citizens from and after the acquisition of those shares of common stock by a Non-Citizen that first caused the Permitted Percentage to be exceeded. The determination of the corporation as to those shares that constitute the Excess Shares shall be conclusive. Shares deemed to constitute such Excess Shares shall (so long as such excess exists) not be accorded any voting rights and shall not be deemed to be outstanding for purposes of determining the vote required on any matter properly brought before the stockholders of the corporation for a vote thereon. The corporation shall (so long as such excess exists) withhold the payment of dividends and the sharing in any other distribution (upon liquidation or otherwise) in respect of the Excess Shares. At such time as the Permitted Percentage is no longer exceeded, full voting rights shall be restored to any shares previously deemed to be Excess Shares and any dividend or distribution with respect thereto that has been withheld shall be due and paid solely to the record holders of such shares at the time the Permitted Percentage is no longer exceeded.
     Section 9.05 Redemption of Excess Shares. Notwithstanding any other provision of these Bylaws, but subject to the provisions of any resolution of the Board of Directors creating any series of preferred stock or any other class of stock which has a preference over common stock with regard to dividends or upon liquidation, the Excess Shares shall be subject to redemption at any time by the corporation by action of the Board of Directors. The terms and conditions of such redemption shall be as follows:
          (a) The redemption price of the shares to be redeemed pursuant to this Article IX shall be equal to the Fair Market Value of such shares or such other redemption price as required by pertinent state or federal law pursuant to which the redemption is required;
          (b) The redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;
          (c) If less than all the Excess Shares are to be redeemed, the shares to be redeemed shall be selected in such manner as set forth in Section 9.04 of this Article IX or as otherwise determined by the Board of Directors;
          (d) At least thirty (30) days’ written notice of the Redemption Date shall be given to the record holders of the Excess Shares selected to be redeemed (unless waived in writing by any such holder) provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for the Excess Shares to be redeemed;

          (e) From and after the Redemption Date or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature, which may be held by the record holder of Excess Shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and
          (f) Such other terms and conditions as the Board of Directors shall determine.
          (g) Capitalized terms used in this Section 9.05 of Article IX shall have the meanings provided below:
     “Fair Market Value” of a share of Capital Stock shall mean the average Closing Price for such a share for each of the twenty (20) most recent days during which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall have been given pursuant to Paragraph (d) of Section 9.05 of Article IX; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, “Fair Market Value” shall be determined by the Board of Directors in good faith; and provided, further, however, that “Fair Market Value” as to any stockholder who purchases any stock subject to redemption within one hundred twenty (120) days prior to a Redemption Date shall not (unless otherwise determined by the Board of Directors) exceed the purchase price paid for such shares. “Closing Price” on any day means the reported closing sales price or, in case no such sales takes place, the average of the reported closing bid and asked price on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or average bid and asked quotations for such stock on the principal quotation system then in use, or, if no such prices or quotations are available, the fair market value on the day in questions as determined by the Board of Directors in good faith.
     “Redemption Date” shall mean the date fixed by the Board of Directors for the redemption of any shares of the corporation pursuant to this Section 9.05.
     “Redemption Securities” shall mean any debt or equity securities of the corporation, any subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the corporation), has a value, at the time notice of redemption is given pursuant to Paragraph (d) of Section 9.05 of Article IX, at least equal to the Fair Market Value of the shares to be redeemed pursuant to Article IX (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

     Section 9.06 Determination of Citizenship. In determining the citizenship of the beneficial owners or their transferees of common stock, the corporation may rely on the stock transfer records of the corporation and the citizenship certificates given by beneficial owners or their transferees or any recipients (in the case of original issuance) (in each case whether such certificates have been given on their own behalf or on behalf of others) to prove the citizenship of such beneficial owners, transferees or recipients of the common stock. The determination of the citizenship of beneficial owners and their transferees of the common stock may also be subject to proof in such other way or ways as the corporation may deem reasonable. The corporation may at any time require proof, in addition to the citizenship certificates, of the beneficial owner or proposed transferee of shares of common stock, and the payment of dividends may be withheld, and any application for transfer of ownership on the stock transfer records of the corporation may be refused, until such additional proof is submitted.
     Section 9.07 Severability. Each provision of this Article IX is intended to be severable from every other provision. If any one or more of the provisions contained in this Article IX is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of this Article IX shall not be affected, and this Article IX shall be construed as if the provisions held to be invalid, illegal or unenforceable had never been contained therein.